Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D (or any amendment thereto). Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: November 9, 2026

/s/ Xie Feng
Xie Feng

Cyberjoy Holding Limited

By:	/s/ Xie Feng
Name:	Xie Feng
Title:	Authorized Signatory

Funomic Holding Limited

By:	/s/ Xie Feng
Name:	Xie Feng
Title:	Authorized Signatory

Playfund Trust

By:	/s/ Xie Feng
Name:	Xie Feng
Title:	Authorized Signatory

Funtery Holding Limited

By:	/s/ Xie Feng
Name:	Xie Feng
Title:	Authorized Signatory